InterSearch Reports Record First Quarter 2007 Financial Results

SAN FRANCISCO—May 14, 2007—InterSearch Group, Inc. (AMEX:IGO), a leading operator of industry specific destination portals such as www.Banks.com, www.IRS.com and www.Camps.com and provider of Internet search services today reported financial results for the first quarter ended March 31, 2007.

First Quarter 2007 Financial Highlights

•	First quarter revenue was $10.8 million, up 35% from the first quarter a year ago;

•	First quarter EBITDA[1] was $5.1 million, a 34% increase from $3.8 million in the first quarter of 2006;

•	First quarter GAAP[2] net earnings rose to $2.6 million, or $0.09 per fully diluted share.

Gross margins increased sequentially to 69% from 53% in the fourth quarter of 2006 and were consistent with our gross margins from the first quarter of 2006.

Sales, general and administrative expense increased by $0.8 million year over year, attributable mainly to new software development hires and the expensing of certain data warehouse related salaries and expenses which had been capitalized in 2006 reflecting the launch of the Data Warehouse into production.

“We’re very pleased with our record-setting first quarter, which features the highest revenues and EBITDA in our Company’s history and is indicative of our continuing growth,” said Dan O’Donnell, Chairman and Chief Executive Officer of InterSearch Group. “Growth was driven by a combination of seasonally strong performance of our tax-related domains and the continued improvement and refinement of our aggressive internet and search engine marketing efforts which generated significant traffic to InterSearch’s proprietary websites.”

First Quarter 2007 Business Highlights

•	Generated over 34.4 million paid clicks as compared to 24.7 million in the first quarter of 2006.

•	Rolled out the enhanced edition of www.Banks.com, an online consumer finance marketplace.

•	Rolled out the enhanced, content-rich edition of www.Camps.com which also reached the number #1 ranking in Google’s algorithmic search results for the term “camps”.

•	Successfully launched an automated Ad Center which allows advertisers to sign up online and manage their listings on InterSearch Group’s proprietary domains.

Second Quarter 2007 Business Outlook

InterSearch Group provided the following guidance for the second quarter of 2007, ending June 30:

•	Q2 2007 Revenue Range $8.0—$8.4 Million

•	Q2 2007 EBITDA Range $2.2—$2.4 Million

InterSearch Group expects to be profitable on a GAAP basis and generate positive cash flow from operations for the entire FY2007 period.

Said Gary Bogatay, Chief Financial Officer of InterSearch Group “With a strong finish to the extended 2007 tax filing season, combined with continued growth of our other destination sites, we expect to achieve a 25% to 31% year over year annual growth rate for the second quarter.”

Conference Call

Chairman and Chief Executive Officer, Dan O’Donnell, and Chief Financial Officer, Gary Bogatay, will discuss the first quarter performance along with the outlook for the second quarter, during a conference call today at 2:00 p.m. PST (5:00 pm EST).

To listen to the call and have the opportunity to ask questions, please dial 800.591.6942 (domestic) or 617.614.4909 (International) five to ten minutes before the call and reference the passcode 81375000. A simultaneous live Webcast of the call will be available at the Investor Relations section of the InterSearch Group website at: www.InterSearch.com. An online playback of the Webcast will be available on the InterSearch Group website for at least 90 days following the call.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our expected financial results for the second quarter of 2007. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward-looking statements in this press release are contained principally in the section entitled “Second Quarter 2007 Business Outlook,” including statements regarding: guidance for 2007 with respect to revenue and EBITDA; expectations for profitability on a GAAP basis and generation of positive cash flow from operations; and expectations regarding growth rate for second quarter 2007. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the travel and financial verticals; uncertainties related to the acceptance by customers of our enhanced versions of www.Banks.com and www.Camps.com; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of InterSearch Group’s advertising base; dependence on our search providers; and market development of Internet advertising and paid search services. Further information on the factors that could affect InterSearch Group’s financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as non-GAAP financial measure by the Securities and Exchange Commission: EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. See “Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures.

InterSearch Group’s management evaluates and monitors performance for InterSearch Group primarily through EBITDA. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch Group’s profitability.

About InterSearch Group, Inc.

InterSearch Group is a leading operator of industry specific destination portals and provider of Internet search services through a combination of traffic aggregation and proprietary websites, such as www.Banks.com, www.IRS.com and www.Camps.com. InterSearch Group operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products and services. Through its corporate services division, InterSearch Group also provides Internet technology related professional services to large corporations, predominantly in the Financial Services industry. InterSearch Group is headquartered in San Francisco, California at 222 Kearny Street, Suite 550, and can be reached via telephone at 415-962-9700. More information about InterSearch Group can be found at: www.InterSearch.com.

Contact Information:

Kate Sidorovich—Investor Relations

ksidorovich@intersearch.com

415-962-9780

SOURCE: InterSearch Group, Inc.

[1]

EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

[2]	Generally accepted accounting principles in the United States of America.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues	$10,844	8,024

Cost of revenues	3,371	2,520

Gross profit	7,473	5,504

Operating expenses:
Sales and marketing expense	238	274
General and administrative expense	2,537	1,706

Total operating expenses	2,775	1,980

Earnings from operations	4,698	3,524

Interest expense	306	27

Loss on derivative instrument	—	19

Earnings before income taxes	4,392	3,478

Income taxes	1,753	1,401

Net earnings	$2,639	2,077

Basic earnings per share	$0.10	0.08

Diluted earnings per share	$0.09	0.08

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets

Current assets:
Cash	$1,315	$347
Accounts receivable	7,247	4,060
Prepaid expenses and other	268	196
Deferred income taxes	16	38

Total current assets	8,846	4,641

Office equipment, net	1,404	1,416
Debt issuance costs, net	702	743
Patents and trademarks, net	80	83
Domains, net	13,146	13,398
Goodwill	573	573
Deferred income taxes	261	253

Total Assets	$25,012	$21,107

Liabilities and Stockholders' Equity

Current liabilities:
Revolving line of credit	—	518
Accrued liabilities	2,203	1,002
Accounts payable	1,787	1,793
Deferred revenue	238	60

Total current liabilities	4,228	3,373

Notes payable, net of discount	6,585	6,561

Total Liabilities	10,813	9,934

Stockholders' equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	9,100	8,713
Retained earnings	5,074	2,435

Total stockholders' equity	14,199	11,173

Total liabilities and stockholders' equity	$25,012	$21,107

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006

Net earnings	$2,639	$2,077

Income taxes	1,753	1,401

Earnings before income taxes	4,392	3,478

Interest expense	306	27

Earnings from operations	4,698	3,505

Depreciation	105	36

Amortization	255	217

Earnings before interest, taxes, depreciation, amortization (EBITDA)	$5,058	$3,758